Exhibit 99.1

Lakeland Industries, Inc. Reports Fiscal 2014 Second Quarter Financial Results

Reports Operating Income of $1.3 million in Q2

Sales up 4.9% consolidated and 22.0%, excluding Brazil, over Q2 last year

RONKONKOMA, NY – September 12, 2013 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading global manufacturer of industrial protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, today announced financial results for its second quarter of fiscal year 2014 ended July 31, 2013.

The Company completed a new financing of $15.0 million Senior debt and $3.5 million Junior debt during the recently completed second quarter. Excluding operations in Brazil, the Company is reporting the most profitable quarter in many years.

Financial Results Highlights-second quarter of fiscal 2014, and Recent Company Developments:

•	The Company has earned operating income in the US of $479,000 in Q2of the fiscal year ending January 31, 2014, compared with an operating loss in the US of $787,000 in Q2 of last year.
•	Sales of Lakeland worldwide increased 4.9% and, excluding Brazil, increased 22.0% year over year.
•	Gross margin for Lakeland worldwide was 30.3%, the same as last year, but excluding Brazil, increased from 30.9% last year to 32.0% this year.
•	Operating expenses worldwide decreased by $814,000 and decreased as a percent of sales to 25.0% from 29.7% last year. Operating expenses for Lakeland worldwide, excluding Brazil, decreased by $247,000 even as sales increased by $4,134,000. SGA as a percent of sales, excluding Brazil, decreased from 28.8% to 22.5%.
•	Adjusted EBITDA increased to $1.9 million this year from $543,000 last year. Adjusted EBITDA for Lakeland worldwide, excluding Brazil, increased from $721,000 last year to $2,704,000 this year.
•	Most of this improvement was generated in the United States and China.
•	The Company believes it has now completely recovered from the loss of the DuPont license in July 2011, as far as gross margins and profitability.
•	Net sales (including Brazil) of $24.6 million in Q2FY14 compared with $23.5 million in Q2FY13.
•	Operating income of $1,297,000 Q2FY14 vs. operating income of $152,000 in Q2FY13, but this year includes $160,000 for plant relocation costs for its factory in Qingdao, China which has been sold.
•	Q2 of fiscal 2014 included a benefit for income taxes of $3.6 million, resulting from a reversal of a deferred tax asset valuation allowance of $4.5 million.
•	Q2 of fiscal 2013 was positively affected due to a $2.1 million adjustment due to the settlement of the Brazilian arbitration at less than the amount awarded.
•	Net profit of $4.2 million ($0.75 per share) this year vs. $3.3 million profit ($0.61 per share) last year.
•	The Company completed the sale of its plant in Qingdao, China and one of the plants in India.

Operating Earnings and Adjusted EBITDA - Lakeland Consolidated with and without Brazil (000’s)*

	Three Months Ended July 31 2013			Three Months Ended July 31 2012
	Lakeland consolidated	Brazil**	Lakeland worldwide excluding Brazil	Lakeland consolidated	Brazil**	Lakeland worldwide excluding Brazil
Sales	24,639	1,701	22,938	23,499	4,698	18,801
Year over year growth (decline)	4.9%	(63.8)%	22.0%	-----	-----	-----

Gross profit	7,462	117	7,345	7,131	1,322	5,809
Gross margin	30.3%	6.9%	32.0%	30.3%	28.1%	30.9%
Operating expenses	6,165	998	5,167	6,979	1,565	5,414
Operating expense as % of sales	25.0%	58.7%	22.5%	29.7%	33.3%	28.8%
Operating income (loss)	1,297	(881)	2,178	152	(243)	395
Less other expenses	(296)	(360)	64	1,750	1,750	-
Add other income	27	-	27	(26)	-	(26)
Add depreciation and amortization	343	77	266	371	65	306
EBITDA	1,371	(1,164)	2,535	2,247	1,572	675

Equity compensation	84	-	84	46		46
Brazil arbitration judgment	-	-	-	(2,126)	(2,126)	-
Fees relating to financing	(75)	-	(75)	-	-	-
QingDao plant relocation costs and costs of sale	160	-	160	-	-	-
Brazil foreign exchange losses	360	360	-	376	376	-

ADJUSTED EBITDA	1,900	(804)	2,704	543	(178)	721

	Six Months Ended July 31 2013			Six Months Ended July 31 2012
Sales	46,376	3,484	42,892	47,480	9,888	37,592
Year over year growth (decline)	(2.3)%	(64.8)%	14.1%

Gross profit	13,542	416	13,126	14,443	3,612	10,831
Gross margin	29.2%	11.9%	30.6%	30.4%	36.5%	28.8%
Operating expenses	12,482	2,227	10,255	14,266	3,481	10,785
Operating expense as % of sales	26.9%	63.9%	23.9%	30.0%	35.2%	28.7%
Operating income (loss)	1,060	(1,811)	2,871	177	131	46
Less other expenses	(452)	(387)	(65)	(8,565)	(8,565)	-
Other Income	28	-	28	33	-	33
Depreciation and Amortization	777	189	588	746	137	609
EBITDA	1,413	(2,009)	3,422	(7,609)	(8,297)	688

Equity compensation	159	-	159	177	-	177
Brazil arbitration judgment	-	-	-	7,874	7,874	-
Additional Brazil severance	80	80	-	-	-	-
Financing Fees in Other Expense (adjustments)	75	-	75	-	-	-
Qingdao plant relocation costs and costs of sale	480	-	480	-	-	-
Brazil Foreign Exchange losses	387	387	-	692	692	-

ADJUSTED EBITDA	2,594	(1,542)	4,136	1,134	269	865

*	This table is a reconciliation of GAAP to non-GAAP Financial Measures.
**	Brazil numbers, as presented in this table, include immaterial intercompany transactions.

Management’s Comments

Christopher J. Ryan stated, “As I have said in previous public disclosures, our focus and time is being devoted to downsizing the expenses in Brazil to conform same to its existing sales and we hope to be there by our fiscal year end in January 2014.

“We decreased operating expenses by $1.8 million in the last six months and we will continue to reduce expenses where appropriate. In the fiscal year ended January 31, 2013, we had $17.0 million of DuPont product revenues and $28.0 million of such revenues in FY11. In the current Q2, we lost $3.0 million in revenues in Brazilian operations compared to last year. We are responding by eliminating expenses that supported these revenues, while developing new revenues to replace these lost revenues. In spite of the lost DuPont and Brazilian revenues, overall sales increased 4.9% in Q2 of fiscal 2014 compared with Q2 last year. Most of the gains are in the US and China.

Financial Results Conference Call

Lakeland will host a conference call at 4:30 PM (EDT) today to discuss the Company’s second quarter fiscal 2014 financial results. The conference call will be hosted by Christopher J. Ryan, Lakeland’s President and CEO, and Gary Pokrassa, Lakeland’s Chief Financial Officer. Investors can listen to the call by dialing 800-860-2442 (Domestic), 412-858-4600 (International), or 1-866-605-3852 (Canada) Pass Code 10033395.

A conference call replay will be available by dialing 877-344-7529 (Domestic) or 412-317-0088 (International), Pass Code 10033395.

About Lakeland Industries, Inc.:

Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market. The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,200 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories. In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies. For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries

631-981-9700

Christopher Ryan, CJRyan@lakeland.com

Gary Pokrassa, GAPokrassa@lakeland.com

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and consolidated income, excluding Brazil. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Lakeland Industries, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

	July 31, 2013	January 31, 2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,834	$6,737
Accounts receivable, net	13,644	13,783
Inventories	40,418	39,271
Deferred income tax	3,861	-----
Assets of discontinued operations in India	206	813
Prepaid income tax	1,484	1,565
Other current assets	1,973	1,703
Total current assets	67,420	63,872
Property and equipment, net	12,461	14,090
Prepaid VAT and other taxes, noncurrent	2,402	2,461
Security deposits	1,189	1,546
Other assets, net	1,663	478
Goodwill	871	871
Total assets	$86,006	$83,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,263	$6,704
Accrued compensation and benefits	991	976
Other accrued expenses	2,421	2,409
Liabilities of discontinued operations in India	-----	25
Current maturity of long-term debt	-----	100
Current maturity of arbitration settlement	1,000	1,000
Short-term borrowing	2,340	1,579
Term loans to TD Bank	-----	5,550
Borrowings under revolving credit facility	10,403	9,559
Total current liabilities	26,418	27,902
Accrued arbitration award in Brazil (net of current maturities)	4,259	4,711
Canadian warehouse loan, net of current maturities	-----	1,298
Subordinated debt, net of OID	1,302	-----
Other liabilities - accrued legal fees in Brazil	76	87
VAT taxes payable long term	3,331	3,329
Total liabilities	35,386	37,327
Stockholders’ equity:
Preferred stock, $.01 par; authorized 1,500,000 shares - (none issued)	-------	--------
Common stock, $.01 par; authorized 10,000,000 shares, issued 5,707,422 and 5,688,600; outstanding 5,350,981 and 5,332,159 at July 31, 2013 and January 31, 2013, respectively	57	57
Treasury stock, at cost; 356,441 shares at July 31, 2013 and January 31, 2013, respectively	(3,352)	(3,352)
Additional paid-in capital	53,341	50,973
Retained earnings deficit	2,854	(473)
Accumulated other comprehensive loss	(2,280)	(1,214)
Total stockholders’ equity	50,620	45,991
Total liabilities and stockholders’ equity	$86,006	$83,318

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

Three months and six months ended July 31, 2013 and 2012

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31,		July 31,
	2013	2012	2013	2012
Net sales	$24,639	$23,499	$46,376	$47,480
Cost of goods sold	17,177	16,368	32,834	33,037
Gross profit	7,462	7,131	13,542	14,443
Operating expenses	6,165	6,979	12,482	14,266
Operating profit	1,297	152	1,060	177
Foreign exchange charge (loss) Brazil	(360)	(376)	(387)	(692)
Arbitration judgment in Brazil	--------	2,126	--------	(7,874)
Other expense and other income, net	91	(26)	(37)	33
Interest expense	(467)	(259)	(741)	(495)
Income (loss) before income taxes	561	1,617	(105)	(8,851)
Benefit from income taxes	3,610	27	3,432	373
Net income (loss)	$4,171	$1,644	$3,327	$(8,478)
Net income (loss) per common share
Basic	$0.75	$0.31	$0.61	$(1.62)
Diluted	$0.74	$0.30	$0.60	$(1.62)
Weighted average common shares outstanding:
Basic	5,559,573	5,271,997	5,445,348	5,235,957
Diluted	5,668,236	5,441,167	5,519,073	5,235,957